                                                                     EXHIBIT 1.1

                              ITC/\DELTACOM, INC.

                              PLACEMENT AGREEMENT

                                                                     May 6, 1999

Morgan Stanley & Co. Incorporated,
  for itself and the other
  several Placement Agents
  named below
1585 Broadway
New York, New York  10036-8293

Ladies and Gentlemen:

            ITC/\DeltaCom, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to you (the "Manager") and the other several purchasers named in Schedule I hereto (collectively with the Manager, the "Placement Agents") $100,000,000 aggregate principal amount of its 4.50% Convertible Subordinated Notes due 2006 (the "Notes") to be issued pursuant to the provisions of an Indenture to be dated as of May 12, 1999 (the "Indenture") between the Company and U.S. Trust Company of Texas, N.A., Trustee (the "Trustee"). The Notes will be convertible into shares of common stock of the Company, par value $0.01 per share (the "Underlying Securities").

            The Notes and the Underlying Securities will be offered without being registered under the Securities Act of 1933, as amended (the "Securities Act"), to qualified institutional buyers in compliance with the exemption from registration provided by Rule 144A under the Securities Act.

            The Placement Agents and their direct and indirect transferees will be entitled to the benefits of a Registration Rights Agreement, to be dated the Closing Date (as defined) and to be substantially in the form attached hereto as Exhibit A (the "Registration Rights Agreement").

            In connection with the sale of the Notes, the Company has prepared a preliminary offering memorandum (the "Preliminary Memorandum") and will prepare a final offering memorandum (the "Memorandum") including or incorporating by reference a description of the terms of the Notes and the Underlying Securities, the terms of the offering and a description of the Company and its business. As used herein, the terms "Preliminary Memorandum" and "Memorandum" shall include the documents incorporated by reference
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                                       2

therein. The terms "supplement", "amendment" and "amend" as used herein with respect to the Preliminary Memorandum or the Memorandum shall include all documents deemed to be incorporated by reference in such Memorandum that are filed subsequent to the date of such Memorandum with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act).

            Pursuant to an underwriting agreement (the "Underwriting Agreement") among the Company and Morgan Stanley & Co. Incorporated, J.C. Bradford & Co., Credit Suisse First Boston Corporation, First Union Capital Markets Corp. and NationsBanc Montgomery Securities LLC, as representatives of the underwriters named on Schedule I thereto (the "Underwriters"), the Company will issue up to 6,037,500 shares of its Common Stock, par value $.01 per share (the "Shares").

            1. Representations and Warranties. The Company represents and
               ------------------------------
warrants to, and agrees with, you that as of the date hereof:

            (a) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Preliminary Memorandum and the Memorandum complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder and (ii) the Preliminary Memorandum does not contain and the Memorandum, in the form used by the Placement Agents to confirm sales and on the Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 1(a) do not apply to statements or omissions in the Preliminary Memorandum or the Memorandum based upon information relating to any Placement Agent furnished to the Company in writing by such Placement Agent through you expressly for use therein.

            (b) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Preliminary Memorandum and the Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; Schedule 1 to the form of opinion of Hogan & Hartson L.L.P. attached hereto as Exhibit B sets forth each jurisdiction in which the conduct of the Company's business or its ownership or leasing of property requires the Company to be qualified as a foreign corporation, other than jurisdictions in which the failure to be qualified in all such jurisdictions would not, in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.
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                                       3


            (c) Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Preliminary Memorandum and the Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;
Schedule 1 to the form of opinion of Hogan & Hartson L.L.P. attached hereto as Exhibit B sets forth each jurisdiction in which the conduct of the business of Interstate FiberNet, Inc. ("Interstate FiberNet") or its ownership or leasing of property requires Interstate FiberNet to be qualified as a foreign corporation, other than jurisdictions in which the failure to be qualified in all such jurisdictions would not, in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole. Schedule 1 to the form of opinion of J. Thomas Mullis, attached hereto as Exhibit E, sets forth each jurisdiction in which the conduct of the business of ITC/\DeltaCom Communications, Inc. ("DeltaCom") or its ownership or leasing of property requires DeltaCom to be qualified as a foreign corporation, other than jurisdictions in which the failure to be qualified in all such jurisdictions would not, in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole. Interstate FiberNet and DeltaCom are the only active subsidiaries, direct or indirect, of the Company.

            (d) This Agreement has been duly authorized, executed and delivered by the Company.

            (e) The Notes have been duly authorized by the Company and, when executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Placement Agents in accordance with the terms of this Agreement, will (x) be valid and binding obligations of the Company enforceable against the Company in accordance ith their terms, except as (A) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (B) rights of acceleration, if applicable, and the availability of equitable remedies may be limited by equitable principles of general applicability and (y) be entitled to the benefits of the Indenture.

            (f) The Indenture has been duly authorized by the Company and, when executed and delivered by the Company, will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as (x) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (y) rights of acceleration, if applicable, and the availability of equitable remedies may be limited by equitable principles of general applicability.
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                                       4


            (g) The Registration Rights Agreement has been duly authorized and, when executed and delivered by the Company, will be a valid and binding agreement of, the Company, enforceable against the Company in accordance with its terms except as (x) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally, (y) the availability of equitable remedies may be limited by equitable principles of general applicability and (z) the rights to indemnification and contribution thereunder may be limited by state or federal securities laws or the policies underlying such laws.

            (h) The shares of common stock of the Company outstanding on the date hereof have been duly authorized and are validly issued, fully paid and non-assessable.

            (i) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Memorandum.

            (j) The Underlying Securities reserved for issuance upon conversion of the Notes have been duly authorized and reserved and, when issued upon conversion of the Notes in accordance with the terms of the Notes, will be validly issued, fully paid and non-assessable, and the issuance of the Underlying Securities will not be subject to any preemptive or similar rights.

            (k) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture, the Registration Rights Agreement and the Notes (collectively, the "Transaction Documents") and the issuance, sale and delivery of the Notes and the Underlying Securities will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any material agreement or other material instrument binding upon the Company or any of its subsidiaries or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries, and no permit, license, consent, approval, authorization or order of, or filing, declaration or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under the Transaction Documents, except (i) such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Notes and
(ii) such as are required to be obtained after the date hereof and specifically set forth in the Transaction Documents. Schedule 2 to the form of opinion of Hogan & Hartson L.L.P. attached hereto as Exhibit B sets forth all material agreements and instruments to which the Company or Interstate FiberNet is a party. Schedule 2 to the form of opinion of J. Thomas Mullis attached hereto as Exhibit E sets forth all material agreements and instruments to which DeltaCom is a party.

            (l) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole,
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                                       5


from that set forth in the Memorandum. Furthermore, except in each case as described in the Memorandum, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (ii) neither the Company nor any of its subsidiaries has purchased any of the Company's outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on the Company's capital stock; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, taken as a whole.

            (m) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject other than proceedings accurately described in all material respects in the Preliminary Memorandum and the Memorandum and proceedings that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under the Transaction Documents or to consummate the transactions contemplated by the Memorandum.

            (n) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act, an "Affiliate") of the Company has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Notes in a manner that would require the registration under the Securities Act of the Notes or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offering of the Notes or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

            (o) The Company is not and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Memorandum, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

            (p) It is not necessary in connection with the offer, sale and delivery of the Notes to the Placement Agents in the manner contemplated by this Agreement to register the Notes under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

            (q) The Company and each of its subsidiaries (i) have all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and have made all declarations and filings with, all federal, state, local and other governmental, administrative or regulatory authorities, all self-regulatory organizations and all courts and other tribunals, to
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                                       6


own, lease, license and use their respective properties and assets and to conduct their respective businesses in the manner described in the Memorandum, except to the extent that the failure to obtain such consents, authorizations, approvals, orders, certificates and permits or make such declarations and filings would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, and (ii) have not received any notice of proceedings relating to revocation or modification of any such consent, authorization, approval, order, certificate or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in or contemplated by the Memorandum.

            (r) The Company and each of its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants, including all such laws and regulations concerning electromagnetic radio frequency emissions ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

            (s) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

            (t) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (u) The Company and each of its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned
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                                       7


by them which is material to their respective businesses, in each case free and clear of all liens, encumbrances and defects, except such as are described in the Memorandum, such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by them; and any real property and buildings held under lease by them are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by them, in each case except as described in or contemplated by the Memorandum.

            (v) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with their businesses as now operated, and neither it nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

            (w) No material labor dispute exists with the employees of the Company or any of its subsidiaries, except as described in or contemplated by the Memorandum, or, to its knowledge, is imminent; and it is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could result in any material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole.

            (x) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and its subsidiaries, taken as a whole, except as described in or contemplated by the Memorandum.

            (y) The historical financial statements included in the Memorandum comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published rules and regulations.

            (z) The Company has reviewed its operations and that of its subsidiaries to evaluate the extent to which the business or operations of the Company or any of its subsidiaries will be affected by the Year 2000 Problem (that is, any significant risk that computer hardware or software applications used by the Company and its subsidiaries will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000); as a result of such review, (i) the Company has no reason to believe, and does not believe, that (A) there are any issues related to the Company's preparedness to address the Year 2000 Problem that are of a character required to be described or referred to in the Memorandum which have not been so described in the Memorandum and (B) the Year 2000 Problem will have a material adverse effect on the condition, financial or otherwise, or on the earnings, business or operations of the Company and its subsidiaries, taken as a whole, or result in any material loss or material interference with the business or operations of the Company and its subsidiaries, taken as a whole; and (ii) the Company reasonably believes, after due inquiry, that the suppliers, vendors, customers or other material third parties used or served by the Company and its subsidiaries are addressing or will address the Year 2000 Problem in a timely manner, except to the extent that a failure to address the Year 2000 Problem by any supplier, vendor, customer or other material third party would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business or operations of the Company and its subsidiaries, taken as a whole.

            (aa) The Notes satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act.

            2. Offering. You have advised the Company that the Placement Agents
               --------
will make an offering of the Notes purchased by the Placement Agents hereunder on the terms set forth in the Memorandum as soon as practicable after this Agreement is entered into as in your judgment is advisable.

            3. Purchase and Delivery. The Company hereby agrees to sell to the
               ---------------------
several Placement Agents, and the Placement Agents, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agree, severally and not jointly, to purchase from the Company the respective principal amount of Notes set forth in Schedule I hereto opposite their names at a purchase price of 97.25% of the principal amount thereof plus accrued interest, if any, from May 12, 1999 to the date of payment and delivery.

            The Company hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated, it will not, for a period of 90 days after the date of the Memorandum, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such shares of common stock, whether any such transaction described in clause
(i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, other than (a) the sale of the Shares to the Underwriters pursuant to the Underwriting Agreement, (b) the sale of the Notes to the Placement Agents pursuant to the Placement Agreement, (c) the issuance of the Underlying Securities upon conversion of the Notes, (d) the issuance by the Company of shares of common stock upon the exercise of an option or warrant or the conversion of a security, in each case, outstanding on the date hereof and of which the Underwriters have been advised in writing, (e) the issuance of additional options to purchase shares of Common Stock pursuant to the Company's Stock Option Plan or Director Stock Option Plan (as each term is defined in the Company's Annual Report on Form 10-K, as amended on the date hereof), (f) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the private placement of the Notes hereunder or (g) the issuance of shares of Common Stock pursuant to the Agreement and Plan of Merger, dated April 15, 1999, among the Company, Interstate FiberNet and AvData Systems, Inc.

            Payment for the Notes shall be made against delivery of the Notes at a closing (the "Closing") to be held at the office of Hogan & Hartson L.L.P., 555 Thirteenth Street, N.W., Washington, D.C. 20004, at 9:00 A.M., local time, May 12, 1999, or at such other time on the same or such other date, not later than May 26, 1999, as shall be designated in writing by you. The time and date of such payment are herein referred to as the "Closing Date". Payment for the Notes shall be made to the Company in federal funds or other funds immediately available in New York City.

            Certificates for the Notes shall be in definitive form and registered in such names and in such denominations as you shall request in writing not less than one full business day prior to the Closing Date. The certificates evidencing the Notes shall be delivered to you on the Closing Date for the respective accounts of the several Placement Agents, with any transfer taxes payable in connection with the transfer of the Notes to the Placement Agents duly paid, against payment of the purchase price therefor.

            4. Conditions to Closing. The several obligations of the Placement
               ---------------------
Agents under this Agreement to purchase the Notes on the Closing Date will be subject to the following conditions:

            (a) Subsequent to the date of this Agreement and prior to the Closing Date:
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                                       10


            (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

            (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, of the Company and its subsidiaries, taken as a whole, from that set forth in the Memorandum that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Notes on the terms and in the manner contemplated in the Memorandum.

            (b) You shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in clause (a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct in all material respects as of the Closing Date and that the Company has complied in all material respects with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied on or before the Closing Date.

            The officer signing and delivering any such certificate may rely upon the best of his knowledge as to proceedings threatened.

            (c) You shall have received on the Closing Date an opinion of Hogan & Hartson L.L.P., counsel for the Company, dated the Closing Date, in the form set forth in Exhibit B.

            The opinion of Hogan & Hartson L.L.P. shall be rendered to you at the request of the Company and shall so state therein.

            (d) You shall have received on the Closing Date an opinion of Brantley & Wilkerson, P.C., Alabama communications counsel for the Company, dated the Closing Date, in the form set forth in Exhibit C.

            The opinion of Brantley & Wilkerson, P.C. shall be rendered to you at the request of the Company and shall so state therein.

            (e) You shall have received on the Closing Date an opinion of Stowers, Hayes, Clark & Roane, Georgia communications counsel for the Company, dated the Closing Date, in the form set forth in Exhibit D.
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                                       11


            The opinion of Stowers, Hayes, Clark & Roane shall be rendered to you at the request of the Company and shall so state therein.

            (f) You shall have received on the Closing Date an opinion of J. Thomas Mullis, General Counsel of the Company, dated the Closing Date, in the form set forth in Exhibit E.

            The opinion of J. Thomas Mullis shall be rendered to you at the request of the Company and shall so state therein.

            (g) You shall have received on the Closing Date an opinion of Shearman & Sterling, counsel for the Placement Agents, dated the Closing Date, in form and substance satisfactory to you.

            (h) You shall have received on each of the date hereof and the Closing Date a letter, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to you, from Arthur Andersen LLP, the Company's independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Memorandum.

            (i) The "lock-up" agreements, each substantially in the form of Exhibit F hereto, between you and certain shareholders, officers and directors of the Company relating to sales and certain other dispositions of shares of common stock or certain other securities shall be in full force and effect on the Closing Date.

            (j) Interstate FiberNet, Inc., NationsBank, N.A. and a majority of the lenders party to the First Amended and Restated Credit Agreement dated as of February 24, 1998 and as amended as of February 10, 1999 shall have entered into an amendment thereto, substantially in the form set forth in Exhibit G and such amendment shall be in full force and effect on the Closing Date.

            (k) You shall have received such other certificates and documents as you or your counsel may request.

            5. Covenants of the Company. In further consideration of the
               ------------------------
agreements of the Placement Agents contained in this Agreement, the Company covenants as follows:

            (a) To furnish to you, without charge, during the period mentioned in paragraph (c) below, as many copies of the Memorandum, any documents incorporated by reference therein and any supplements and amendments thereto as you may reasonably request and to use its best efforts to deliver such copies to you by 10:00 a.m. (New York City time) on the business day next following the execution of this Agreement.

            (b) Before amending or supplementing the Preliminary Memorandum or the Memorandum, to furnish to you a copy of each such proposed amendment or supplement and not to use any such proposed amendment or supplement to which you reasonably object.

            (c) If, during such period after the date hereof and prior to the date on which all of the Notes shall have been sold by the Placement Agents, any event shall occur or condition exist as a result of which it is necessary in your judgment to amend or supplement the Memorandum in order to make the statements therein, in the light of the circumstances when the Memorandum is delivered to a purchaser, not misleading, or if, in the opinion of counsel to the Placement Agents, it is necessary to amend or supplement the Memorandum to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Placement Agents, either amendments or supplements to the Memorandum so that the statements in the Memorandum as so amended or supplemented will not, in the light of the circumstances when the Memorandum is delivered to a purchaser, be misleading or so that the Memorandum, as so amended or supplemented, will comply with applicable law.

            (d) To endeavor to qualify the Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

            (e) Whether or not any sale of such Notes is consummated, to pay all expenses incident to the performance of its obligations under this Agreement, including: (i) the preparation of the Preliminary Memorandum and the Memorandum and all amendments and supplements thereto, (ii) the preparation, issuance and delivery of the Notes, (iii) the fees and disbursements of the Company's counsel and accountants and the Trustee and the Company's transfer agent and each of their counsel, (iv) the qualification of such Notes under securities or Blue Sky laws in accordance with the provisions of Section 5(d), including filing fees and the fees and disbursements of counsel for the Placement Agents in connection therewith and in connection with the preparation of any Blue Sky or legal investment memoranda, (v) the printing and delivery to the Placement Agents in quantities as hereinabove stated of copies of the Preliminary Memorandum and the Memorandum and any amendments or supplements thereto, (vi) any fees charged by rating agencies for the rating of such Notes, (vii) all document production charges and expenses of counsel to the Placement Agents (but not including their fees for professional services) in connection with the preparation of this Agreement, (viii) the fees and expenses, if any, incurred in connection with the admission of such Notes for trading in PORTAL or any other appropriate market system, (ix) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the Notes, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expense of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.

            (f) Neither the Company nor any Affiliate will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which could be integrated with the sale of the Notes in a manner which would require the registration under the Securities Act of such Notes.

            (g) Not to solicit any offer to buy or offer or sell the Notes or the Underlying Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

            (h) While any of the Notes or the Underlying Securities remain outstanding, the Company will make available, upon request, to any seller of such Notes or the Underlying Securities the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to
Section 13 or 15(d) of the Exchange Act.

            (i) To use its best efforts to permit the Notes to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the PORTAL Market.

            (j) To use the net proceeds received by it from the sale of the Notes pursuant to this Agreement in the manner specified in the Memorandum under the caption "Use of Proceeds."

            (k) During the period of two years after the Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to resell any of the Notes or the Underlying Securities which constitute "restricted securities" under Rule 144 that have been reacquired by any of them.

            6. Offering of Notes; Restrictions on Transfer. Each Placement
               -------------------------------------------
Agent, severally and not jointly, represents and warrants to the Company that such Placement Agent is a qualified institutional buyer as defined in Rule 144A under the Securities Act (a "QIB"). Each Placement Agent, severally and not jointly, agrees with the Company that (i) it will not solicit offers for, or offer or sell, such Notes by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and (ii) it will solicit offers for such Notes only from, and will offer such Notes only to, persons that it reasonably believes to be QIBs.

            7. Indemnification and Contribution. (a) The Company agrees to
               --------------------------------
indemnify and hold harmless each Placement Agent, and each person, if any, who controls such Placement Agent within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, or is under common control with, or is controlled by, such Placement Agent, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Placement Agent or any such controlling or affiliated person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum or the Memorandum (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Placement Agent furnished to the Company in writing by such Placement Agent through you expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to the Preliminary Memorandum or the Memorandum shall not inure to the benefit of any Placement Agent (or any other person indemnified pursuant to this paragraph (a)) to the extent that any such losses, claims, damages or liabilities result from the fact that such Placement Agent sold securities to a person to whom there was not sent or given by or on behalf of such Placement Agent a copy of the Memorandum at or prior to the written confirmation of the sale of the Notes to such person (if the Company shall have furnished the Memorandum to such Placement Agent prior to the written confirmation of such sale), and if the losses, claims, damages or liabilities result from an untrue statement or alleged untrue statement or an omission or alleged omission contained in the Preliminary Memorandum that was corrected in the Memorandum.

            (b) Each Placement Agent agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Placement Agent, but only with reference to information relating to such Placement Agent furnished to the Company in writing by such Placement Agent through you expressly for use in the Preliminary Memorandum or the Memorandum or any amendments or supplements thereto.

            (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) of this Section 7 above, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated in the case of parties indemnified pursuant to paragraph (a) of this Section 7 above and by the Company in the case of parties indemnified pursuant to paragraph (b) of this
Section 7 above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

            (d) To the extent the indemnification provided for in paragraph (a) or (b) of this Section 7 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Placement Agents, on the other hand, from the offering of such Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Placement Agents on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Placement Agents on the other hand in connection with the offering of such Notes shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Notes (before deducting expenses) received by the Company and the total discounts and commissions received by the Placement Agents in respect thereof bear to the aggregate offering price of such Notes. The relative fault of the Company on the one hand and of the Placement Agents on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Placement Agents and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Placement Agents' respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective principal amount of Notes they have purchased hereunder, and not joint.

            (e) The Company and the Placement Agents agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Placement Agents were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 7, no Placement Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Notes resold by it in the initial placement of such Notes were offered to investors exceeds the amount of any damages that such Placement Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            The indemnity and contribution provisions contained in this Section 7 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement,

(ii) any investigation made by or on behalf of the Placement Agents or any person controlling the Placement Agents or by or on behalf of the Company, any of its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Notes. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

            8. Termination. This Agreement shall be subject to termination by
               -----------
notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (iv), such event singly or together with any other such event makes it, in your judgment, impracticable to market the Notes on the terms and in the manner contemplated in the Memorandum.

            9. Miscellaneous. If, on the Closing Date, any one or more of the
               -------------
Placement Agents shall fail or refuse to purchase Notes that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Notes which such defaulting Placement Agent or Placement Agents agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of Notes to be purchased on such date, the other Placement Agents shall be obligated severally in the proportions that the principal amount of Notes set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Notes set forth opposite the names of all such non-defaulting Placement Agents, or in such other proportions as you may specify, to purchase the Notes which such defaulting Placement Agent or Placement Agents agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Notes that any Placement Agent has agreed to purchase pursuant to Section 3 be increased pursuant to this
Section 9 by an amount in excess of one-ninth of such principal amount of Notes without the written consent of such Placement Agent. If, on the Closing Date, any Placement Agent or Placement Agents shall fail or refuse to purchase Notes which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Notes to be purchased on such date and arrangements satisfactory to you and the Company for the purchase of such Notes are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Placement Agent or of the Company. In any such case either you or the

Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Memorandum or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Placement Agent from liability in respect of any default of such Placement Agent under this Agreement.

            This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

            If this Agreement shall be terminated by the Placement Agents, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Placement Agents or such Placement Agents as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Placement Agents in connection with this Agreement or the offering contemplated hereunder.

            This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

            The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

            Please confirm your agreement to the foregoing by signing in the space provided below for that purpose and returning to us a copy hereof, whereupon this Agreement shall constitute a binding agreement between us.

                                        Very truly yours,

                                        ITC/\DeltaCom, Inc.


                                        By /s/ Douglas A. Shumate
                                           ------------------------------------
                                          Name:  Douglas A. Shumate
                                          Title: Chief Financial Officer

Agreed as of the date first above written

Morgan Stanley & Co. Incorporated
Credit Suisse First Boston Corporation
First Union Capital Markets Corp.
NationsBanc Montgomery Securities LLC

By Morgan Stanley & Co.  Incorporated


By_________________________________
  Name:  Katina Dorton
  Title: Principal

                                   SCHEDULE I

                                                                Principal Amount
                                                                   of Notes
                   Placement Agent                              To Be Purchased
                   ---------------                              ---------------

Morgan Stanley & Co. Incorporated .........................       $ 60,001,000

Credit Suisse First Boston Corporation ....................       $ 13,333,000

First Union Capital Markets Corp. .........................       $ 13,333,000

NationsBanc Montgomery Securities LLC .....................       $ 13,333,000
                                                                  ------------

Total .....................................................       $100,000,000
                                                                  ============

                                                                       EXHIBIT A

                     FORM OF REGISTRATION RIGHTS AGREEMENT

                            [Intentionally Omitted]

                                                                       EXHIBIT B

                       OPINION OF HOGAN & HARTSON L.L.P.

                            [Intentionally Omitted]

                                                                       EXHIBIT C

                     OPINION OF BRANTLEY & WILKERSON, P.C.

                            [Intentionally Omitted]

                                                                       EXHIBIT D

                   OPINION OF STOWERS, HAYES, CLARK & ROANE

                            [Intentionally Omitted]

                                                                       EXHIBIT E

                          OPINION OF J. THOMAS MULLIS

                            [Intentionally Omitted]

                                   EXHIBIT F

                                May_____, 1999

Morgan Stanley & Co. Incorporated
J.C. Bradford & Co.
Credit Suisse First Boston Corporation
First Union Capital Markets Corp.
NationsBanc Montgomery Securities LLC
c/o Morgan Stanley & Co. Incorporated
     1585 Broadway
     New York, NY  10036

Morgan Stanley & Co. Incorporated
Credit Suisse First Boston Corporation
First Union Capital Markets Corp.
NationsBanc Montgomery Securities LLC
c/o Morgan Stanley & Co. Incorporated
     1585 Broadway
     New York, NY  10036


Ladies and Gentlemen:

            The undersigned understands that ITC/\DeltaCom, Inc., a Delaware corporation (the "Company"), proposes to enter into (1) an underwriting agreement (the "Underwriting Agreement") with Morgan Stanley & Co. Incorporated ("Morgan Stanley"), J.C. Bradford & Co., Credit Suisse First Corporation, First Union Capital Markets Corp. and NationsBanc Montgomery Securities LLC, as representatives of the several underwriters (the "Underwriters") named in
Schedule I thereto, providing for the public offering (the "Public Offering") of shares of the Company's Common Stock (par value $.01 per share) (the "Common Stock") and (2) a placement agreement (the "Placement Agreement") with Morgan Stanley, Credit Suisse First Corporation, First Union Capital Markets Corp. and NationsBanc Montgomery Securities LLC (the "Placement Agents"), providing for the private placement (the "Private Placement") of the Company's 4.50% Convertible Subordinated Notes due 2006 (the "Notes").

            To induce the Underwriters that may participate in the Public Offering and the Placement gents that may participate in the Private Placement to continue their efforts in connection with the Public Offering and Private Placement, respectively, and for other good and valuable considerations receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters and the Placement Agents, it will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus relating to the Public Offering (the "Prospectus") and the final offering memorandum relating to the Private Placement (the "Memorandum"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfer to another, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering and the Private Placement, (b) transfers of Common Stock to the Company, (c) a pledge, grant of security interest or other encumbrance effected in a bona fide transaction with an unrelated and unaffiliated pledgee, under a written pledge agreement that provides that the pledgee shall hold the Common Stock subject to the terms of this Agreement and, as a condition precedent to such pledge, security interest or other encumbrance, shall be required to execute and deliver this Agreement and (d) any transfer (i) to a trust for the benefit of such transferor or such transferor's spouse or lineal descendants or (ii) by gift, will or intestate succession to such transferor's spouse or lineal descendants, provided, in each case, that, as a condition precedent to such transfer, the transferee of any such transfer, or the trustee or legal guardian on behalf of any such transferee, duly executes and delivers this Agreement. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters and the Placement Agents, it will not, during the period commencing on the dae hereof and ending 90 days after the date of the Prospectus and Memorandum, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

            Whether or not the Public Offering or Private Placement actually occurs depends on a number of factors, including market conditions. Any Public Offering or Private Placement will only be made pursuant to an Underwriting Agreement and Placement Agreement, respectively, the terms of which are subject to negotiation between the Company and the Underwriters or the Placement Agents, as the case may be.

                                        Very truly yours,


                                        ________________________________________
                                        (Signature)


                                        ________________________________________
Print Name)


___________________________________     (Address)

Accepted as of the date
first set forth above:

Morgan Stanley & Co. Incorporated


By:________________________________

                                   EXHIBIT G

                            [Intentionally Omitted]